UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 23, 2024
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VOLATO GROUP, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-41104	86-2707040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1954 Airport Road, Suite 124
Chamblee, GA 30341
(Address of principal executive offices) (zip code)
844-399-8998
Registrant’s telephone number, including area code
(former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	SOAR	NYSE American LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	SOAR.WS	NYSE American LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01. Entry into a Material Definitive Agreement

Indemnification Agreements

On August 23, 2024, the Board of Directors (the "Board") of Volato Group, Inc. (the "Company") approved a form of indemnification agreement (an “Indemnification Agreement”), which the Company has entered into with each of our directors and executive officers. Each Indemnification Agreement requires us to indemnify and hold harmless the applicable director or named executive officer to the fullest extent permitted by law. Each Indemnification Agreement also requires us, subject to specific terms and conditions, to advance expenses to the director or officer. Each Indemnification Agreement also sets forth various procedures and definitions with respect to indemnification and advancement of expenses. In addition, under the Indemnification Agreements, we are obligated to maintain directors’ and officers’ liability insurance. With specified exceptions, the Indemnification Agreements do not obligate us to provide indemnification or advance expenses with respect to actions initiated by the director or officer or to indemnify the director or officer in connection with proceedings by us to enforce non-compete or non-disclosure agreements. To the extent the provisions of the Indemnification Agreements exceed the indemnification permitted by applicable law, such provisions may be unenforceable or may be limited to the extent they are found by a court of competent jurisdiction to be contrary to public policy.

The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Indemnification Agreement, a copy of which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Option Agreement

On June 7, 2024 the Board approved a form of Stock Option Agreement (the "Option Agreement") pursuant to which stock options will be granted under the Volato Group, Inc. 2023 Stock Incentive Plan.

The foregoing description of the Option Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the form of Option Agreement, a copy of which is filed herewith as Exhibit 10.2, and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 28, 2024 the Board approved an amendment to the Company's Second Amended and Restated Bylaws (the "Bylaws") effectively immediately. The Amendment modified the provisions for determining the presence of a quorum at all meetings of stockholders to provide that the presence, in person or by proxy, of the holders of at least one-third of all issued and outstanding shares of common stock entitled to vote at the meeting will constitute a quorum at all meetings of the stockholders for the transaction of business. Prior to the amendment, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of stock entitled to vote would constitute a quorum for the transaction of business. The change in quorum requirement will apply with respect to the Company's Special Meeting of Stockholders, to be held on October 3, 2024. The as amended by-laws will be filed with the Company's next Form 10-Q.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the Option Agreement is incorporated herein by reference.

Item 9.01.       Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

10.1	Form of Indemnification Agreement.
10.2	Form of Stock Option Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 29, 2024

Volato Group, Inc.

By:	/s/ Mark Heinen
Name:	Mark Heinen
Title:	Chief Financial Officer